Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 13, 2024 (except for the fifth paragraph of Note 20, as to which the date is January 22, 2025), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-284147) and related Prospectus of Beta Bionics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

January 28, 2025